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                                                                     EXHIBIT 5.1


                                    THOMPSON
                               HINE & FLORY P.L.L.
                           2000 COURTHOUSE PLAZA N.E.
                                  P.O. BOX 8801
                              DAYTON, OH 45401-8801

                                Attorneys at Law



                                                August 22, 1996


Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio   45423

Gentlemen:

                  As counsel for Robbins & Myers, Inc., an Ohio corporation (the "Company"), we have assisted the Company in the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement") relating to the proposed offering of up to $55,000,000 aggregate principal amount of Convertible Subordinated Notes Due 2003 (the "Notes") and an indeterminate number of Common Shares, without par value, of the Company, as may be issued upon the conversion of the Notes (the "Shares"). The Notes are to be issued under and in accordance with the terms and provisions of the Indenture (the "Indenture") to be entered into between the Company and Star Bank N.A., as Trustee (a proposed copy of which is being filed as an exhibit to the Registration Statement).

                  In addition to having assisted the Company in the preparation and filing of the Registration Statement, we have examined such corporate proceedings and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion.

                  Based upon the foregoing, it is our opinion that:

                  (a) Upon execution and delivery of the Indenture and issuance of the Notes in accordance with the terms and provisions of the Indenture and the Underwriting Agreement (a proposed copy of which is being filed as an exhibit to the Registration Statement), the Notes will be legally issued and valid and binding obligations of the Company.



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                  (b) Upon conversion of any outstanding Notes in accordance with their terms and the terms of the Indenture, the Shares issued by the Company in connection therewith will be legally issued, fully paid and nonassessable.

                  We do hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Thompson Hine & Flory P.L.L.

                                             THOMPSON HINE & FLORY P.L.L.